UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 14, 2014

CDK Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36486	46-5743146
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1950 Hassell Road, Hoffman Estates, IL 60169

(Address of principal executive offices)

(847) 397-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

3.30% Senior Notes due 2019 and 4.50% Senior Notes due 2024

On October 14, 2014, CDK Global, Inc. (the “Company”) issued $250 million aggregate principal amount of its 3.30% Senior Notes due 2019 (the “2019 Notes”) and $500 million aggregate principal amount of its 4.50% Senior Notes due 2024 (the “2024 Notes” and, together with the 2019 Notes, the “Notes”). The 2019 Notes were issued pursuant to an indenture, dated as of October 14, 2014 (the “2019 Indenture”), among the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). The 2024 Notes were issued pursuant to an indenture, dated as of October 14, 2014 (the “2024 Indenture” and, together with the 2019 Indenture, the “Indentures”), among the Company and the Trustee. The Notes are general unsecured obligations of the Company and are not guaranteed by any of the Company’s subsidiaries. The net proceeds from the sale of the Notes were used by the Company, together with cash on hand, to repay all outstanding borrowings under its short-term $750 million senior unsecured bride loan facility.

As the general unsecured obligations of the Company, the Notes rank (i) equally in right of payment with all of the Company’s existing and future senior indebtedness, including indebtedness under the Company’s five-year $300 million senior unsecured revolving credit facility and its five-year $250 million senior unsecured term loan facility, (ii) senior to all of the Company’s future subordinated indebtedness, (iii) effectively subordinated to all of the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness and (iv) structurally subordinated to the obligations of the Company’s subsidiaries.

The Company will pay interest on the 2019 Notes at a rate of 3.30% per annum and on the 2024 Notes at a rate of 4.50% per annum, in each case, subject to adjustment in the event of certain credit rating downgrades described in the Indentures. Interest on the Notes is payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing April 15, 2015. The 2019 Notes mature on October 15, 2019 and the 2024 Notes mature on October 15, 2024.

At any time and from time to time, the Company will be entitled at its option to redeem the Notes of either series, in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of the principal thereon, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of the Notes to be redeemed on the relevant record date to receive interest due on the relevant interest payment date. However if the Company redeems any (i) 2019 Notes on after September 15, 2019 or (ii) 2024 Notes on or after July 15, 2024, the redemption price of such Notes will be equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points for the 2019 Notes and 35 basis points for the 2024 Notes.

The Indentures contain covenants that limit the Company and its subsidiaries’ ability to, among other things: (i) incur liens on any of their properties or assets; (ii) enter into any sale/leaseback transaction; and (iii) consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all its assets to, any other person. These covenants are subject to a number of important exceptions and qualifications, as described in the Indentures, and certain covenants will not apply at any time when no default under the Indentures has occurred and is continuing. The Indentures also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreements

On October 14, 2014, in connection with the issuance of the Notes, the Company entered into (i) a registration rights agreement with the initial purchasers of the 2019 Notes, relating to, among other things, an exchange offer for the 2019 Notes (the “2019 Registration Rights Agreement”) and (ii) a registration rights agreement with the initial purchasers of the 2024 Notes, relating to, among other things, an exchange offer for the 2024 Notes (the “2024 Registration Rights Agreement” and, together with the 2019 Registration Rights Agreement, the “Registration Rights Agreements”). Under the Registration Rights Agreements, the Company is obligated to use commercially reasonable efforts to (i) cause to be filed with the Securities and Exchange Commission (the “SEC”) a registration statement for exchange offers of freely tradable notes having substantially identical terms as the Notes issued under the Indentures and (ii) have such registration statement declared effective by the SEC and cause the exchange offers to be completed within 60 business days after such registration statement becomes effective. If the Company is unable to effect the exchange offers under certain circumstances, the Company is obligated to use commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the Notes as soon as practicable after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective, supplemented and amended until all of the Notes covered by the shelf registration statement cease to be registrable securities. If the exchange offer is not completed or a shelf registration statement, if required for any reason under the applicable Registration Rights Agreement other than because of a request on the part of a holder of the Notes, does not become effective within 365 days of the closing date, then the interest rate on the Notes will increase by 0.25% per annum for the first 90-day period following such 365th day and (ii) an additional 0.25% per annum thereafter until the exchange offer is completed, the shelf registration becomes effective or the Notes of the applicable series become freely tradable.

Item 1.02	Termination of a Material Definitive Agreement

On October 14, 2014, in connection with the closing of the offering of the Notes, the Company sent a notice of termination under the Bridge Credit Agreement, dated as of September 16, 2014 (the “Bridge Credit Agreement”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), to the Administrative Agent, pursuant to which the Bridge Credit

Agreement will be terminated effective October 14, 2014, in accordance with the terms thereof. A description of the Bridge Credit Agreement is included under Item 1.01 of the Company’s Current Report on Form 8-K filed on September 16, 2014, which is incorporated by reference in response to this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of October 14, 2014, among CDK Global, Inc. and U.S. Bank National Association, as trustee, pursuant to which the 3.30% Senior Notes due 2019 were issued.

4.2	Indenture, dated as of October 14, 2014, among CDK Global, Inc. and U.S. Bank National Association, as trustee, pursuant to which the 4.50% Senior Notes due 2024 were issued.

4.3	Registration Rights Agreement, dated as of October 14, 2014, among CDK Global, Inc. and the initial purchasers named therein, relating to the 3.30% Senior Notes due 2019.

4.4	Registration Rights Agreement, dated as of October 14, 2014, among CDK Global, Inc. and the initial purchasers named therein, relating to the 4.50% Senior Notes due 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2014

CDK GLOBAL, INC.

By:	/s/ Steven J. Anenen
Steven J. Anenen
President and Chief Executive Officer

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